EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Quicksilver Resources Inc. (the "Company") on Form S-8 of our report dated March 29, 1999, on the Company's combined consolidated financial statements for the year ended December 31, 1998, appearing in Amendment No. 3 to Registration Statement No. 333-89229 of Form S-1.


/s/ Deloitte & Touche L.L.P.
--------------------------------------
DELOITTE & TOUCHE L.L.P.
Fort Worth, Texas
January 10, 2000